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                      [HOVDE FINANCIAL, INC. LETTERHEAD]

                                 July 19, 1996


Commercial Federal Corporation
2120 S. 72nd Street
Omaha, NE 68124

Gentlemen:

     This letter will constitute our consent to the inclusion of our opinion regarding the acquisition of Heritage Financial, Ltd. ("Heritage") by Commercial Federal Corporation ("Commercial"), in Commercial's registration statement on Form S-4 (the "Registration Statement") and to the inclusion of the summary of such opinion and the use of our name in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             HOVDE FINANCIAL, INC.

                                             /s/ Steven D. Hovde
                                             Steven D. Hovde
                                             Executive Vice President

SDH:ee